Exhibit 24.1

VACCINEX, INC.

POWER OF ATTORNEY

Each of the undersigned directors and officers of Vaccinex, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Maurice Zauderer, Ph.D. and Scott E. Royer, CFA, MBA, and each of them, with full power of substitution and resubstitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act in such person’s name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-3 relating to the offer and resale by certain selling stockholders of shares of common stock, par value $0.0001 per share, of the Registrant in connection with that certain Registration Rights Agreement, dated January 31, 2022, and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Signature	Title	Date

/s/ Maurice Zauderer, Ph.D. Maurice Zauderer, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 4, 2022

/s/ Scott E. Royer Scott E. Royer, CFA, MBA	Chief Financial Officer (Principal Financial and Accounting Officer)	April 5, 2022

/s/ Albert D. Friedberg Albert D. Friedberg	Chairman of the Board	April 7, 2022

/s/ Chrystyna Bedrij Stecyk Chrystyna Bedrij Stecyk	Director	April 5, 2022

/s/ Jacob B. Frieberg Jacob B. Frieberg	Director	April 5, 2022

/s/ J. Jeffrey Goater J. Jeffrey Goater	Director	April 4, 2022

/s/ Bala S. Manian, Ph.D. Bala S. Manian, Ph.D.	Director	April 7, 2022

/s/ Gerald E. Van Strydonck Gerald E. Van Strydonck	Director	April 4, 2022

/s/ Barbara Yanni Barbara Yanni	Director	April 4, 2022